UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2024

ALLIANCE ENTERTAINMENT HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40014	85-2373325
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8201 Peters Road, Suite 1000

Plantation, FL, 33324

(Address of Principal Executive Offices) (Zip Code)

(954) 255-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AENT	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	AENTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer, Chief Compliance Officer and Chief Operations Officer

On May 20, 2024, the Board of Directors of Alliance Entertainment Holding Corporation (the “Company” or “Alliance”) appointed (i) Amanda Gnecco to the position of Chief Accounting Officer, (ii) Robert Black to the position of Chief Compliance Officer and (iii) Warwick Goldby to the position on Chief Operations Officer, in each case, effective immediately (the “Appointments”). As Chief Accounting Officer, Ms. Gnecco will serve as the Company’s principal accounting officer.

Ms. Gnecco, age 44, joined Alliance in August 2018 and previously served as Senior Vice President, Accounting and Finance until her promotion to Chief Accounting Officer. As Senior Vice President, Accounting and Finance, Ms. Gnecco, together with Mr. Black, has been responsible for overseeing Alliance’s financial operations and financial and SEC reporting. Ms. Gnecco received a Master of Science in Accounting from the Keller Graduate School of Management and a B.S. in Accounting from Midwestern State University.

Mr. Black, age 63, joined Alliance in September 2019 and previously served as Senior Vice President, Accounting and Finance until his promotion to Chief Compliance Officer. As Senior Vice President, Accounting and Finance, Mr. Black, together with Ms. Gnecco, has been responsible for overseeing Alliance’s financial operations and financial and SEC reporting. Prior to joining Alliance, Mr. Black served as Senior Finance Manager at Amazon.com, Inc. from March 2017 through August 2019. Mr. Black earned an M.B.A. from the University of Notre Dame Mendoza College of Business and a B.S. at Ferris State University in Industrial Relations and Machine Tool Technology.

Mr. Goldby, age 48, joined Alliance in November 2016 and previously served as Senior Vice President of Distribution Operations until his promotion to Chief Operations Officer. Prior to serving as Senior Vice President of Distribution Operations, Mr. Goldby has held several positions with increasing responsibilities in the operations department at Alliance. Mr. Goldby graduated from the University of Natal, South Africa, with a bachelor’s degree in Commerce.

In connection with the Appointments, the Company expects to enter into indemnification agreements with each of Ms. Gnecco and Messrs. Black and Goldby on terms consistent with those in the indemnification agreements between the Company and certain of its officers.

There are no arrangements or understandings between Ms. Gnecco, Mr. Black or Mr. Goldby and any other persons pursuant to which they were appointed as the Company’s Chief Accounting Officer, Chief Compliance Officer or Chief Operations Officer, respectively. Additionally, Ms. Gnecco, Mr. Black and Mr. Goldby are not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, nor do Ms. Gnecco, Mr. Black or Mr. Goldby have any family relationships with any of the Company’s directors or executive officers.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2024	ALLIANCE ENTERTAINMENT HOLDING CORPORATION

	By:	/s/ Bruce Ogilvie
Name: Bruce Ogilvie
Title: Executive Chairman